EXHIBIT 10.47

Freescale Confidential Information

Amendment to Employment Agreement

                     (“Executive”) and Freescale Semiconductor, Inc. (“Company”) agree to the following amendment (“Amendment”) to the Employment Agreement (“Agreement”) previously executed between Company and Executive:

In consideration for Executive’s continued employment, and to contribute to the economic viability of the company in difficult economic times, Executive consents to a reduction of Executive’s current base salary by                     . Executive understands that this salary reduction will be effective immediately, and will continue until December 31, 2009, unless Freescale, in its sole discretion, decides to restore Executive’s current base salary prior to that date. Executive acknowledges the adequacy of the consideration for this amendment.

Executive understands that Freescale does not intend this temporary pay reduction to impact the level of any benefits that are calculated using Executive’s base salary. Unless prohibited by law or contract, benefits such as life insurance, disability pay and severance pay, as applicable, will be calculated using Executive’s current base salary and not the base salary after this temporary pay reduction.

Executive agrees not to seek future payment from Freescale of the difference between Executive’s current base salary and the amount Executive is paid during this temporary salary reduction. Executive further agrees not to use this temporary salary reduction as a basis for claiming constructive discharge, violation of Freescale policy, a right to severance pay or breach of Executive’s Agreement. Specifically, but without limitation, Executive agrees that this temporary salary reduction does not constitute a breach of the Agreement, Good Reason under said Agreement or other agreements or benefit plans, or the basis for a claim of severance or other benefits or other payments under the Agreement or any other agreement with Freescale.

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Executive represents that the decision to agree to this Amendment and this temporary salary reduction is completely voluntary, and that Executive has not been coerced or pressured in any way to agree to this Amendment.

Freescale Semiconductor, Inc.

Signature	Signature

Name	Name

Title	Title

Date Signed	Date Signed

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